Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 6, 2007, accompanying the consolidated financial statements of Southern Bay Oil & Gas, L.P. incorporated by reference in this Registration Statement and reoffer Prospectus.  We consent to the incorporation by reference of said report in the Registration Statement and reoffer Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/ Grant Thornton LLP

Houston, Texas
February 11, 2008